EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

DONEGAL GROUP INC.

1. The name of the Corporation is Donegal Group Inc.

2. The address of its registered office is 1220 Market Street Building, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is Wilmington Corporate Services, Inc.

3. The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. a) The aggregate number of shares which the Corporation shall have authority to issue is: Ten Million (10,000,000) shares of Common Stock of the par value of One Dollar ($1.00) per share (the “Common Stock”) and One Million (1,000,000) shares of Series Preferred Stock of the par value of One Dollar ($1.00) per share (the “Preferred Stock”).

(b) The Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article Four, to issue from time to time Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the General Corporation Law, the number of shares in each such series and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

(i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

(ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative and the date or dates, if any, from which dividends thereon shall be cumulative;

(iii) Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable and the amount or amounts per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

(iv) The right, if any, of holders of shares of such series to convert the same into, or exchange the same for, Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the Corporation;

(vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and, in case additional voting powers are accorded, to fix the extent thereof; and

(vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the Certificate of Incorporation of the Corporation or with the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of which there are shares then outstanding.

(c) All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects, except that to the extent not otherwise limited in this Article Four any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (b) (i) to (vii) inclusive of this Article Four.

(d) Dividends on the outstanding Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise as long as any shares of Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out of the assets or funds of the Corporation legally available therefor.

(e) All shares of Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the particular series of Preferred Stock shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

(f) Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of Preferred Stock or as otherwise provided by law, the Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share thereof held. In all instances in which voting rights are granted to Preferred Stock or any series thereof, such Preferred Stock or series shall vote with the Common Stock as a single class, except with respect to any vote for the approval of any merger, consolidation, liquidation or dissolution of the Corporation and except as otherwise provided in the certificate filed pursuant to law with respect to any series of Preferred Stock or as otherwise provided by law.

(g) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each series of Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding series of Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or the proceeds thereof, distributable among the holders of the shares of all series of Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment in full set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of Preferred Stock. A consolidation or merger of the Corporation with or into another corporation or corporations, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article Four.

(h) In the event that Preferred Stock of any series shall be made redeemable as provided in subparagraph (b)(iii) of this Article Four, the Corporation, at the option of the Board of Directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Preferred Stock outstanding by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, upon such notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to such series of Preferred Stock.

5. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

6. The directors of the Corporation shall incur no personal liability to the Corporation or its stockholders for monetary damages for any breach of the fiduciary duty as a director; provided, however, that the directors of the Corporation shall continue to be subject to liability (i) for any breach of their duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the directors derived an improper benefit.

7. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, the number of members of which shall be set forth in the By-laws of the Corporation. The Directors need not be elected by ballot unless required by the By-laws of the Corporation.

8. In the furtherance and not in limitation of the objects, purposes and powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend and repeal the By-laws, to fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens without limit as to the amount, upon the property and franchise of this Corporation.

9. The Corporation is to have perpetual existence.

10. Meetings of the stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept, subject to any provisions contained in the statutes, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

11. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

12. The name and address of the Incorporator is John L. Olsen, Esquire, c/o Duane, Morris & Heckscher, 1220 Market Street Building, P.O. Box 195, Wilmington, Delaware 19899.

13. The powers of Incorporator shall terminate upon the election of directors.

I, THE UNDERSIGNED, being the Incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, and do hereby certify that this is my act and deed and the facts herein stated are true; and accordingly, have hereunto set my hand and seal this 26th day of August, 1986.

/s/ John L. Olsen	(SEAL)
John L. Olsen, Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DONEGAL GROUP INC.

UNDER SECTION 242 OF THE GENERAL CORPORATION

LAW OF THE STATE OF DELAWARE

Donegal Group Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST: The Board of Directors of Donegal Group Inc. (the “Corporation”), at a meeting of the Board of Directors held on March 16, 1998 pursuant to notice duly given, duly adopted the following resolution setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article 4(a) of the Certificate of Incorporation of Donegal Group Inc. is hereby amended and restated to provide in full as follows:

“4. (a) The aggregate number of shares which the Corporation shall have authority to issue is: Fifteen Million shares of Common Stock of the par value of One Dollar ($1.00) per share (the “Common Stock”) and One Million shares of Series Preferred Stock of the par value of One Dollar ($1.00) per share (the “Preferred Stock”).”

SECOND: Thereafter, pursuant to a resolution of the Board of Directors, at the annual meeting of the stockholders of the Corporation held on April 16,1998, the holders of a majority of the outstanding shares entitled to vote thereon voted in favor of the approval and adoption of the amendment.

THIRD: Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Donald H. Nikolaus, its President and Chief Executive Officer, and Ralph G. Spontak, its Senior Vice President, Chief Financial Officer and Secretary, this 20th day of April, 1998.

(SEAL)		DONEGAL GROUP INC.

		By:	/s/ Donald H. Nikolaus
Donald H. Nikolaus,
President and Chief
ATTEST:			Executive Officer

By:	/s/ Ralph G. Spontak
Ralph G. Spontak,
Senior Vice President, Chief
Financial Officer and Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DONEGAL GROUP INC.

UNDER SECTION 242 OF THE GENERAL CORPORATION

LAW OF THE STATE OF DELAWARE

Donegal Group Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST: The Board of Directors of Donegal Group Inc. (the “Corporation”), at a meeting of the Board of Directors held on March 18, 1999 pursuant to notice duly given, duly adopted the following resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for a meeting of the stockholders of said Corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

WHEREAS, the Board of Directors declares it advisable to amend Article 4 of the Corporation’s Certificate of Incorporation to (i) increase the number of authorized shares of capital stock from 16,000,000 shares, consisting of 1,000,000 shares of Series Preferred Stock and 15,000,000 shares of Common Stock, to 37,000,000 shares, consisting of 2,000,000 shares of Series Preferred Stock, 20,000,000 shares of Common Stock and 15,000,000 shares of Class A Common Stock and (ii) restate in its entirety Article 4 of the Corporation’s Certificate of Incorporation as so amended; it is

RESOLVED, that Article 4 of the Certificate of Incorporation of Donegal Group Inc. is hereby amended and restated to provide in full as set forth on Exhibit A hereto; and

FURTHER RESOLVED, that the amendment to and restatement of Article 4 of the Certificate of Incorporation shall be submitted to the stockholders of the Corporation for approval in accordance with the applicable provisions of the Delaware General Corporation Law.

SECOND: Thereafter, pursuant to a resolution of the Board of Directors, at the annual meeting of the stockholders of the Corporation held on April 15, 1999, the holders of a majority of the outstanding shares entitled to vote thereon voted in favor of the approval and adoption of the amendment.

THIRD: Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Donald H. Nikolaus, its President and Chief Executive Officer, and Ralph G. Spontak, its Senior Vice President, Chief Financial Officer and Secretary, this 15th day of April, 1999.

(SEAL)		DONEGAL GROUP INC.

		By:	/s/ Donald H. Nikolaus
Donald H. Nikolaus,
President and Chief
ATTEST:			Executive Officer

By:	/s/ Ralph G. Spontak
Ralph G. Spontak,
Senior Vice President, Chief
Financial Officer and Secretary

EXHIBIT A

4. The aggregate number of shares of stock which the Corporation shall have authority to issue is 37,000,000 shares, consisting of (i) 20,000,000 shares of Common Stock (the “Common Stock”), par value $1.00 per share, (ii) 15,000,000 shares of Class A Common Stock (the “Class A Common Stock”), par value $.01 per share, and (iii) 2,000,000 shares of Series Preferred Stock (the “Preferred Stock”), par value $.01 per share.

(a) The Class A Common Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights (including voting rights), preferences, limitations and restrictions of the Class A Common Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article 4, to issue from time to time Class A Common Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate of designations pursuant to the General Corporation Law of the State of Delaware (the “GCL”), the number of shares in each such series and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences, qualifications, limitations and restrictions of the shares in each such series. Notwithstanding anything to the contrary set forth above, the powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock and the Class A Common Stock shall be subject to the following:

(i) Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation or in a certificate of designations filed pursuant to the GCL with respect to any series of Class A Common Stock, each share of Common Stock and each share of Class A Common Stock shall be of equal rank and shall have identical powers, preferences, qualifications, limitations, restrictions and other rights, including rights in liquidation. All shares of Class A Common Stock of the same series shall be identical in all respects.

(ii) Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held. Except as otherwise specifically provided in the certificate of designations filed pursuant to the GCL with respect to any series of Class A Common Stock or as otherwise provided by law, the Class A Common Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock and, to the extent

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provided in a certificate of designations filed pursuant to the GCL with respect to any series of Preferred Stock, the Preferred Stock shall have the exclusive right to vote for the election of directors and for all other purposes. In all instances in which voting rights are granted to the Class A Common Stock or any series thereof, the Class A Common Stock or series thereof shall vote with the Common Stock and, to the extent provided in a certificate of designations filed pursuant to the GCL with respect to any series of Preferred Stock, the Preferred Stock as a single class, except as otherwise provided in the certificate of designations filed pursuant to the GCL with respect to any series of Class A Common Stock or as otherwise provided by law.

(iii) Each share of Common Stock and each share of Class A Common Stock shall be equal in respect of rights to dividends and distributions, except that (A) a dividend or distribution in cash or property on a share of Class A Common Stock may be greater than a dividend or distribution in cash or property on a share of Common Stock and (B) dividends or other distributions payable on the Common Stock and the Class A Common Stock in shares of capital stock shall be made to all holders of Common Stock and Class A Common Stock and may be made (1) in shares of Common Stock to the holders of Common Stock and in shares of Class A Common Stock to the holders of Class A Common Stock, (2) in shares of Class A Common Stock to the holders of Common Stock and to the holders of Class A Common Stock or (3) in any other authorized class or series of capital stock to the holders of Common Stock and to the holders of Class A Common Stock.

(iv) Except to the extent provided in paragraph (a)(iii) of this Article 4, the Corporation shall not split, divide or combine the shares of the Common Stock or the Class A Common Stock unless, at the same time, the Corporation splits, divides or combines, as the case may be, the shares of both the Common Stock and the Class A Common Stock in the same proportion and manner.

(v) The number of authorized shares of Common Stock and the number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote irrespective of any other voting requirements set forth in Section 242(b)(2) of the GCL, but subject in all events to compliance with the requirements of this Article 4.

(b) The Preferred Stock may be issued from time to time by the Board of Directors of the Corporation as herein provided in one or more series. The designations, relative rights (including

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voting rights), preferences, limitations and restrictions of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article 4, to issue from time to time Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate of designations pursuant to the GCL, the number of shares in each such series and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences, limitations and restrictions of the shares in each such series. Notwithstanding anything to the contrary set forth above, the powers, preferences and rights, and the qualifications, limitations and restrictions, of the Preferred Stock shall be subject to the following:

(i) The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote irrespective of any other voting requirements set forth in Section 242(b)(2) of the GCL, but subject in all events to compliance with the requirements of this Article 4.

(ii) All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon, if any, may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects, except that, to the extent not otherwise limited in this Article 4, any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences, limitations and restrictions set forth in a certificate of designations filed under the GCL with respect to any series.

(iii) Except as otherwise specifically provided in the certificate of designations filed pursuant to the GCL with respect to any series of Preferred Stock or as otherwise provided by law, the Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock and, to the extent provided in a certificate of designations filed pursuant to the GCL with respect to any series of Class A Common Stock, the Class A Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. In all instances in which voting rights are granted to the Preferred Stock or any series thereof, such Preferred Stock or series thereof shall vote with the Common Stock and, to the extent provided in a certificate of designations filed pursuant to the GCL with respect to any series of Class A Common Stock, the Class A Common Stock as a single class, except as otherwise provided in the certificate of designations filed pursuant to the GCL with respect to any series of Preferred Stock or as otherwise provided by law.

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(c) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each series of Preferred Stock shall have preference and priority over the Common Stock and the Class A Common Stock for payment of the amount to which each outstanding series of Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock and the Class A Common Stock. After the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment in full set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock and the Class A Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of Preferred Stock. A consolidation or merger of the Corporation with or into another corporation or corporations, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article 4.

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DONEGAL GROUP INC.

UNDER SECTION 242 OF THE GENERAL CORPORATION

LAW OF THE STATE OF DELAWARE

Donegal Group Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST: The Board of Directors of Donegal Group Inc. (the “Corporation”), at a meeting of the Board of Directors held on April 6, 2001 pursuant to notice duly given, duly adopted the following resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for a meeting of the stockholders of said Corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

WHEREAS, the Board of Directors declares it advisable to amend Article 4 of the Corporation’s Certificate of Incorporation to (i) authorize 30,000,000 shares of a new class of common stock with one-tenth of a vote per share designated as Class A Common Stock; (ii) reclassify the Corporation’s existing Common Stock as Class B Common Stock, effect a one-for-three reverse split of the Class B Common Stock effective as of the close of business on April 19, 2001, reduce the number of authorized shares thereof from 20,000,000 shares to 10,000,000 shares and reduce the par value thereof from $1.00 per share to $.01 per share, and (iii) eliminate the Corporation’s existing authorization to issue 15,000,000 shares of Class A Common Stock; it is

RESOLVED, that Article 4 of the Certificate of Incorporation of Donegal Group Inc. is hereby amended to provide in full as set forth on Exhibit A hereto; and

FURTHER RESOLVED, that the amendment to Article 4 of the Certificate of Incorporation shall be submitted to the stockholders of the Corporation for approval in accordance with the applicable provisions of the Delaware General Corporation Law.

SECOND: Thereafter, pursuant to a resolution of the Board of Directors, at the annual meeting of the stockholders of the Corporation held on April 19, 2001, the holders of a majority of the outstanding shares entitled to vote thereon voted in favor of the approval and adoption of the amendment.

THIRD: The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The amendment shall be effective at 5:00 p.m. on April 19, 2001.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Donald H. Nikolaus, its President and Chief Executive Officer, and Ralph G. Spontak, its Senior Vice President, Chief Financial Officer and Secretary, this 19th day of April, 2001.

(SEAL)			DONEGAL GROUP INC.

		By:	/s/ Donald H. Nikolaus
Donald H. Nikolaus,
ATTEST:			President and Chief Executive Officer

By:	/s/ Ralph G. Spontak
Ralph G. Spontak,
Senior Vice President, Chief
Financial Officer and Secretary

EXHIBIT A

4. The aggregate number of shares of stock which the Corporation shall have authority to issue is 42,000,000 shares, consisting of (i) 30,000,000 shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), (ii) 10,000,000 shares of Class B Common Stock, par value $.01 per share (the “Class B Common Stock”), and (iii) 2,000,000 shares of Series Preferred Stock, par value $.01 per share (the “Preferred Stock”). At the time the Certificate of Amendment of the Corporation’s Certificate of Incorporation becomes effective (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), and without any further action on the part of the Corporation or its stockholders, the Corporation’s Common Stock, par value $1.00 per share, authorized and issued immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified, converted and combined into shares of Class B Common Stock at the rate of one share of Class B Common Stock for each three shares of Old Common Stock (the “Reverse Split”); provided, however, that the Corporation shall not issue certificates for any fractional shares of Class B Common Stock but, in lieu of such fractional interest, each holder of Old Common Stock who would otherwise be entitled to receive a certificate for a fraction of a share of Class B Common Stock in the Reverse Split will receive cash in an amount equal to the average of the closing sale prices of a share of Old Common Stock for the ten trading days ending on the date on which the Effective Time occurs (adjusted if necessary to reflect the per share price of the Old Common Stock without giving effect to the Reverse Split) multiplied by the number of shares of Old Common Stock held by such holder that would otherwise be exchanged for such fractional interest. At the Effective Time, the certificates representing shares of the Old Common Stock shall be deemed cancelled and shall not be recognized as outstanding on the books of the Corporation for any purpose.

(a) The powers, preferences and rights and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock, respectively, shall be as follows:

(i) Except as otherwise required by law or as otherwise provided in this Article 4, each share of Class A Common Stock and each share of Class B Common Stock shall be of equal rank and shall have identical powers, preferences, qualifications, limitations, restrictions and other rights.

(ii) Except as otherwise required by law or as otherwise provided in the Corporation’s Certificate of Incorporation, with respect to all matters upon which the stockholders of the Corporation are entitled to vote, each holder of Class A Common

Stock shall be entitled to one-tenth of one vote for each share of Class A Common Stock held and each holder of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock held. Except as otherwise required by the DGCL or the Corporation’s Certificate of Incorporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall vote together as a single class on all matters to be voted upon by the stockholders of the Corporation.

(iii) Each share of Class A Common Stock outstanding at the time of the declaration of any dividend or other distribution payable in cash upon the shares of Class B Common Stock shall be entitled to a dividend or distribution payable at the same time and to stockholders of record on the same date in an amount at least 10% greater than any dividend declared upon each share of Class B Common Stock. Each share of Class A Common Stock and Class B Common Stock shall be equal in respect to dividends or other distributions payable in shares of capital stock provided that such dividends or distributions may be made (1) in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock, (2) in shares of Class A Common Stock to the holders of Class A Common Stock and to the holders of Class B Common Stock or (3) in any other authorized class or series of capital stock to the holders of Class A Common Stock and to the holders of Class B Common Stock.

(iv) Except as otherwise specifically provided under clause (a)(iii) above, the Corporation shall not split, divide or combine the shares of Class A Common Stock or Class B Common Stock unless, at the same time, the Corporation splits, divides or combines, as the case may be, the shares of both the Class A Common Stock and the Class B Common Stock in the same proportion and manner.

(v) In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive the same per share consideration in such merger or consolidation, except that, if the consideration paid to the stockholders of the Corporation shall consist in whole or in part of shares of another entity, the shares of such other entity issued to the holders of the Class B Common Stock may have greater voting rights than the shares of the other entity issued to the holders of the Class A Common Stock.

(b) The Preferred Stock may be issued from time to time by the Board of Directors of the Corporation as herein provided in one or more series. The designations, relative rights

(including voting rights), preferences, limitations and restrictions of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article 4, to issue from time to time Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate of designations pursuant to the DGCL, the number of shares in each such series and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class of capital stock or into shares of any series of any class of capital stock), preferences, limitations and restrictions of the shares in each such series. Notwithstanding anything to the contrary set forth above, the powers, preferences and rights, and the qualifications, limitations and restrictions, of the Preferred Stock shall be subject to the following:

(i) Except as otherwise specifically provided in the certificate of designations filed under the DGCL with respect to any series of Preferred Stock, the number of authorized shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote irrespective of any other voting requirements set forth in Section 242(b)(2) of the DGCL, but subject in all events to compliance with the requirements of this Article 4.

(ii) All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon, if any, may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects, except that, to the extent not otherwise limited in this Article 4, any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences, limitations and restrictions set forth in a certificate of designations filed under the DGCL with respect to any series.

(iii) Except as otherwise specifically provided in the certificate of designations filed pursuant to the DGCL with respect to any series of Preferred Stock or as otherwise provided by law, the Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Class A Common Stock and the Class B Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. In all instances in which voting rights are granted to the Preferred Stock or any series thereof, such Preferred Stock or series thereof shall vote with the Class A Common Stock and the Class B Common Stock as a single class, except as otherwise provided in the certificate of designations filed pursuant to the DGCL with respect to any series of Preferred Stock or as otherwise provided by law.

(iv) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each series of Preferred Stock shall have preference and priority over the Class A Common Stock and the Class B Common Stock for payment of the amount to which each outstanding series of Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment thereof in full set aside, before any payments shall be made to the holders of the Class A Common Stock and the Class B Common Stock. After the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment thereof in full set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Class A Common Stock and the Class B Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of Preferred Stock. A consolidation or merger of the Corporation with or into another entity, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article 4.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DONEGAL GROUP INC.

UNDER SECTION 242 OF THE GENERAL CORPORATION

LAW OF THE STATE OF DELAWARE

Donegal Group Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY THAT:

FIRST: The Board of Directors (the “Board”) of Donegal Group Inc. (the “Corporation”), at a meeting thereof held on March 12, 2013 pursuant to notice duly given, duly adopted the following resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for consideration of the proposed amendment by the stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

WHEREAS, the Board declares it advisable to amend Article 4 of the Corporation’s Certificate of Incorporation to (i) increase the number of authorized shares of capital stock from 42,000,000 shares, consisting of 30,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock and 2,000,000 shares of Series Preferred Stock, to 52,000,000 shares, consisting of 40,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock and 2,000,000 shares of Series Preferred Stock and (ii) restate in its entirety Article 4 of the Corporation’s Certificate of Incorporation as so amended; it is

RESOLVED, that the Corporation hereby amends and restates Article 4 of the Corporation’s Certificate of Incorporation so that Article 4 as amended and restated shall read in its entirety as set forth on Exhibit A to this Certificate of Amendment; and

FURTHER RESOLVED, that the Corporation shall submit the amendment to and restatement of Article 4 of the Corporation’s Certificate of Incorporation to the stockholders of the Corporation for approval in accordance with the applicable provisions of the DGCL.

SECOND: Thereafter, pursuant to a resolution of the Board, at the annual meeting of the stockholders of the Corporation held on April 18, 2013, (i) the holders of a majority of the voting power of the outstanding shares of the Corporation’s Class A Common Stock and Class B Common Stock entitled to vote on the proposed amendment voting together as a single class approved and adopted the amendment and (ii) the holders of a majority of the voting power of the outstanding shares of the Corporation’s Class A Common Stock entitled to vote on the proposed amendment voting separately as a single class approved and adopted the amendment.

THIRD: The Corporation duly adopted the amendment in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has executed this Certificate of Amendment by Donald H. Nikolaus, its President and Chief Executive Officer, and Sheri O. Smith, its Secretary this 22nd day of April, 2013.

DONEGAL GROUP INC.

By:	/s/ Donald H. Nikolaus
Donald H. Nikolaus,
President and
Chief Executive Officer

ATTEST:

By:	/s/ Sheri O. Smith
Sheri O. Smith, Secretary

EXHIBIT A

4.        The aggregate number of shares of stock which the Corporation shall have authority to issue is 52,000,000 shares, consisting of (i) 40,000,000 shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), (ii) 10,000,000 shares of Class B Common Stock, par value $.01 per share (the “Class B Common Stock”), and (iii) 2,000,000 shares of Series Preferred Stock, par value $.01 per share (the “Preferred Stock”).

(a)    The powers, preferences and rights and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock, respectively, shall be as follows:

(i)    Except as otherwise required by law or as otherwise provided in this Article 4, each share of Class A Common Stock and each share of Class B Common Stock shall be of equal rank and shall have identical powers, preferences, qualifications, limitations, restrictions and other rights.

(ii)    Except as otherwise required by law or as otherwise provided in the Corporation’s Certificate of Incorporation, with respect to all matters upon which the stockholders of the Corporation are entitled to vote, each holder of Class A Common Stock shall be entitled to one-tenth of one vote for each share of Class A Common Stock held and each holder of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock held. Except as otherwise required by the DGCL or the Corporation’s Certificate of Incorporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall vote together as a single class on all matters to be voted upon by the stockholders of the Corporation.

(iii)    Each share of Class A Common Stock outstanding at the time of the declaration of any dividend or other distribution payable in cash upon the shares of Class B Common Stock shall be entitled to a dividend or distribution payable at the same time and to stockholders of record on the same date in an amount at least 10% greater than any cash dividend declared upon each share of Class B Common Stock. Each share of Class A Common Stock and Class B Common Stock shall be equal in respect to dividends or other distributions payable in shares of capital stock provided that such dividends or distributions may be made (1) in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock, (2) in shares of Class A Common Stock to the holders of Class A Common Stock and to the holders of Class B Common Stock or (3) in any other authorized class or series of capital stock to the holders of Class A Common Stock and to the holders of Class B Common Stock.

(iv)    Except as otherwise specifically provided under clause (a)(iii) above, the Corporation shall not split, divide or combine the shares of Class A Common Stock or Class B Common Stock unless, at the same time, the Corporation splits, divides or combines, as the case may be, the shares of both the Class A Common Stock and the Class B Common Stock in the same proportion and manner.

(v)    In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive the same per share consideration in such merger or consolidation, except that, if the consideration paid to the stockholders of the Corporation shall consist in whole or in part of shares of another entity, the shares of such other entity issued to the holders of the Class B Common Stock may have greater voting rights than the shares of the other entity issued to the holders of the Class A Common Stock.

(b)    The Preferred Stock may be issued from time to time by the Board of Directors of the Corporation as herein provided in one or more series. The designations, relative rights (including voting rights), preferences, limitations and restrictions of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article 4, to issue from time to time Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate of designations pursuant to the DGCL, the number of shares in each such series and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class of capital stock or into shares of any series of any class of capital stock), preferences, limitations and restrictions of the shares in each such series. Notwithstanding anything to the contrary set forth above, the powers, preferences and rights, and the qualifications, limitations and restrictions, of the Preferred Stock shall be subject to the following:

(i)    Except as otherwise specifically provided in the certificate of designations filed under the DGCL with respect to any series of Preferred Stock, the number of authorized shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote irrespective of any other voting requirements set forth in Section 242(b)(2) of the DGCL, but subject in all events to compliance with the requirements of this Article 4.

(ii)    All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon, if any, may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects, except that, to the extent not otherwise limited in this Article 4, any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences, limitations and restrictions set forth in a certificate of designations filed under the DGCL with respect to any series.

(iii)    Except as otherwise specifically provided in the certificate of designations filed pursuant to the DGCL with respect to any series of Preferred Stock or as otherwise provided by law, the Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Class A Common Stock and the Class B Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. In all instances in which voting rights are granted to the Preferred Stock or any series thereof, such Preferred Stock or series thereof shall vote with the Class A Common Stock and the Class B Common Stock as a single class, except as otherwise provided in the certificate of designations filed pursuant to the DGCL with respect to any series of Preferred Stock or as otherwise provided by law.

(iv)    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each series of Preferred Stock shall have preference and priority over the Class A Common Stock and the Class B Common Stock for payment of the amount to which each outstanding series of Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment thereof in full set aside, before any payments shall be made to the holders of the Class A Common Stock and the Class B Common Stock. After the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment thereof in full set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Class A Common Stock and the Class B Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of Preferred Stock. A consolidation or merger of the Corporation with or into another entity, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article 4.